Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated November 11, 2020, relating to the balance sheet of Zanite Acquisition Corp. as of September 1, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 7, 2020 (inception) through September 1, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

November 11, 2020